EXHIBIT 23

Tel: 212-885-8000 Fax: 212-697-1299 www.bdo.com	100 Park Ave New York, NY 10017

Consent of Independent Registered Public Accounting Firm

The Jones Group Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-166566 filed on May 6, 2010 and Form S-8  filed on May 25, 2009 of The Jones Group Inc. of our reports dated February 18, 2014, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of The Jones Group Inc.'s internal control over financial reporting, which appear in this Form 10-K.

New York, New York

February 18, 2014